Exhibit 5

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

January 13, 2011

The Board of Directors

Charter Financial Corporation

1233 O.G. Skinner Drive

West Point, Georgia 31833

Re:	Registration Statement on Form S-8

Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Charter Financial Corporation (the “Company”) to be issued pursuant to the Charter Financial Corporation 2001 Stock Option Plan, as amended (“Option Plan”), and the Charter Financial Corporation 2001 Recognition and Retention Plan, as amended (together with the Option Plan, the “Stock Plans”).

In rendering the opinion expressed herein, we have reviewed the Company’s Charter, the Stock Plans, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the opinion that, following the effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Stock Plans, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
Luse Gorman Pomerenk & Schick, A Professional Corporation